SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report	May 5, 2006
(Date of earliest event reported)	May 5, 2006

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-24724	42-1405748
(Commission File Number)	(I.R.S. Employer Identification Number

1398 Central Avenue, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)
(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On April 25, 2006, Heartland Financial USA, Inc. distributed a press release announcing its earnings for the quarter ended March 31, 2006. On May 3, 2006, Heartland was informed of a trial court’s judgment against Heartland and a banking subsidiary, which is described in Item 8.01 of this Form 8-K. Heartland has recorded the judgment against it as an expense and the judgment in its favor as a loan loss recovery for the quarter ended March 31, 2006. On May 5, 2006, Heartland distributed a revised press release announcing its revised earnings for the quarter ended March 31, 2006 taking into account this expense and recovery. The revised release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01. Other Events

As previously disclosed, Heartland and Wisconsin Community Bank, a wholly-owned bank subsidiary, were defendants in a lawsuit regarding a breach of contract claim relating to the 2002 sale of Wisconsin Community Bank’s Eau Claire branch. Heartland and Wisconsin Community Bank filed a counterclaim against the plaintiff. The matters were tried in the State of Wisconsin Circuit Court, St. Croix County, in December, 2005. On May 3, 2006, Heartland was notified by the Court that a verdict was entered awarding the plaintiff $2.4 million for its original claim and awarding Heartland $286,000 for its counterclaim against the plaintiff. Heartland has recorded the judgments in the quarter ended March 31, 2006. Heartland and its legal counsel are reviewing the judgments to determine what post-trial motions Heartland will file.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.
99.1 Revised Earnings Release dated May 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND FINANCIAL USA, INC.
Dated: May 5, 2006
By:	John K. Schmidt
Executive Vice President, Chief Financial Officer and Chief Operating Officer